Exhibit 10.12

EXECUTION COPY

WORLDSPACE, INC.

STOCKHOLDERS AGREEMENT

Executed, as of July 18, 2005

COUDERT BROTHERS LLP

1114 Avenue of the Americas

New York, New York 10036-7703

Telephone:        +1 (212) 626 4400

Facsimile:          +1 (212) 626 4120

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STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT is made as of the 18th day of July 2005 by and among WORLDSPACE, INC., a Delaware corporation with its principal place of business at 2400 N Street, N.W., Washington, D.C. 20037 (the “Company”), the Management Stockholders (as that term is hereinafter defined) and the XM Stockholder (as that term is hereinafter defined).

WITNESSETH:

WHEREAS, each Management Stockholder and the XM Stockholder is the owner, as of the date hereof, of certain shares of either Class A Common Stock, par value $.01 per share, of the Company or shares of Class B Common Stock, par value $.01 per share, of the Company; and

WHEREAS, such stockholders wish to provide for certain arrangements with respect to the election of directors of the Company, as well as certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

As used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition (and in the definition of “Subsidiary” below), “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise. For purposes of this Agreement, the XM Stockholder and its affiliates are not Affiliates of the Company.

“Board” means the Board of Directors of the Company.

“Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.

“Common Stock” means the Class A Common Stock and Class B Common Stock.

“Confidential Information” of the Company shall mean any valuable, competitively sensitive data or information related to the Company’s or any Affiliate of the Company’s business, including, without limitation, Trade Secrets (as defined below) that is not generally known by or readily available to the Company’s or any Affiliate of the Company’s competitors or the public generally other than as a result of an improper disclosure directly or indirectly by the XM Stockholder or by an XM Designee.

“Management Stockholders” shall mean Noah A. Samara, TelUS Communications, a Washington, D.C., corporation and Yenura Pte. Ltd., a Singapore company.

“Person” means an individual, corporation, partnership, joint venture, association, limited liability company, trust, estate, unincorporated organization or any government or agency, instrumentality or political subdivision thereof, or any other form of entity.

“Subsidiary” of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

“Term” means the term of this Agreement which shall run from the date of execution of this Agreement until terminated in accordance with Article III hereof.

“Trade Secrets” shall mean information or data of the Company or any Affiliate of the Company including, but not limited to, technical or non-technical data, financial information, programs, software, inventions, devices, methods, techniques, drawings, processes, financial plans, product plans, or lists of actual or potential customers or suppliers, that derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from their disclosure or use.

“XM Designee” has the meaning ascribed to such term in Section 2.1 hereof.

“XM Stockholder” means XM Satellite Radio Holdings Inc.

ARTICLE II

Corporate Governance

2.1	Board Representation and Related Issues.

(i) During the Term, the XM Stockholder shall be entitled to designate one individual who is reasonably acceptable to the Management Stockholders (the “XM Designee”) as a director of the Company. Following the execution of this Agreement, upon written notice from the XM Stockholder and after consultation with the Management Stockholders, the Board (having reviewed and approved this Agreement) shall promptly appoint the XM Designee to the Board to serve as a Class 1 director (which is the class of directors subject to re-election at the 2008 annual meeting of stockholders). If for any reason the Board or the appropriate Board committee, as applicable, does not appoint the XM Designee as contemplated by this Section 2.1(i), the Management Stockholders will use their reasonable best efforts to exercise their rights as stockholders of the Company to nominate and elect the XM Designee to the Board.

(ii) If, following the appointment of an XM Designee to the Board, such XM Designee resigns, is removed or otherwise becomes unable to serve for any reason during the Term, prior to the expiration of his or her term as a director, the resulting vacancy on the Board of Directors shall be filled by the Board (or, if the Board is unable to act under its constituent documents, by the stockholders of the Company) by a replacement XM Designee selected in accordance with (i) above, and such replacement XM Designee shall serve the remainder of the term of the departed director.

(iii) The parties acknowledge and agree that there is no obligation under this Agreement that an XM Designee shall continue to serve as a director after the Company’s 2008 Annual Meeting of Stockholders.

(iv) The XM Designee shall be indemnified by the Company, and shall be covered by the Company’s Directors and Officers’ liability insurance, in the same manner and to the same extent as the Company’s other directors are indemnified and covered from time to time. The XM Designee shall receive compensation as a director, and his or her expenses as a director shall be reimbursed, in a manner consistent with that of other non-management directors. The Company will use commercially reasonable efforts to maintain Directors and Officers’ liability insurance in such amounts as the Board of Directors shall deem appropriate from time to time.

(v) For the avoidance of misunderstanding, it is agreed that, should the XM Stockholder designate, pursuant to Section 2.1(i) hereof, an individual who is reasonably not acceptable to the Management Stockholders, the XM Stockholder shall have the right to designate another individual reasonably acceptable to the Management Stockholder.

ARTICLE III

Termination

3.1	Date of Termination.

This Agreement shall terminate upon the first to occur of: (i) immediately prior to the Company’s 2008 Annual Meeting of Stockholders or (ii) the date on which the XM Stockholder first sells, disposes or otherwise transfers any of the shares of Class A Common Stock owned by the XM Stockholder immediately following the date of this Agreement.

3.2	No Automatic Termination of XM Designee.

The termination of this Agreement shall not automatically terminate the term of office of any duly elected or appointed XM Designee.

3.3	Certain Transfers of Class A Common Stock.

Notwithstanding Section 3.1, the XM Stockholder may transfer shares of its Class A

Common Stock to any of its Subsidiaries without causing the termination of this Agreement pursuant to clause (ii) of Section 3.1 above; provided, however that the XM Stockholder shall continue to exercise all of the rights and perform all of the obligations of the XM Stockholder under this Agreement.

ARTICLE IV

Confidentiality

4.1	Confidentiality Obligations.

(a) From and after the date hereof, that certain Mutual Confidentiality Agreement dated July 6, 2005 between the XM Shareholder and the Company shall continue in full force and effect.

(b) The parties hereto further agree that the Company may condition the appointment of any XM Designee upon such Designee’s delivery to the Company of a written agreement, pursuant to which the Designee agrees not to disclose or divulge, or use, modify for use or make available for such purposes, directly or indirectly, except solely pursuant to its duties as a director of the Company, any Confidential Information of the Company or any Affiliate of the Company to any Person (including, without limitation, the XM Stockholder and its Affiliates) except as may otherwise be required by law or any legal process (in which case such XM Designee shall use his or her reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), and that this obligation shall continue following the termination for any reason of such XM Designee’s service as a director of the Company.

ARTICLE V

Remedy

The parties hereto hereby agree and acknowledge that, should an XM Designee not be appointed or elected during the Term as contemplated by Section 2.1, the XM Stockholder shall be released from the lock up referred to in Section 4.4(b) of that certain Securities Purchase Agreement, dated the date hereof, by and among the Company, the XM Stockholder and certain other parties, and the Company, if it has not already done so, shall, as promptly as practicable thereafter, file a Demand Shelf Registration Statement (as such term is defined in that certain Registration Rights Agreement dated the date hereof between the Company, the XM Stockholder and certain other parties) and use its reasonable best efforts to have such Demand Shelf Registration Statement declared effective, as soon as practicable but in any event within 180 days thereafter. The aforesaid shall be in addition to such other remedies as the XM Stockholder shall have at law or in equity.

ARTICLE VI

Representations and Warranties of the Company

The Company hereby represents and warrants to each other party, that:

6.1	Formation and Standing.

The Company is duly formed and validly existing as a Delaware corporation and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

6.2	Authorization and Enforceability of Agreement.

The execution, delivery and performance by the Company of this Agreement has been authorized by all necessary action on behalf of the Company and the provisions of this Agreement are the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, usury and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.3	Execution and Delivery of Agreement etc.

The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby do not conflict with or result in any violation of or default under any provision of the constitutional documents of the Company or any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

ARTICLE VII

Representations and Warranties of the XM Stockholder

The XM Stockholder hereby represents and warrants to each other party, that:

7.1	Formation and Standing.

The XM Stockholder is duly formed and validly existing as a Delaware corporation and has all requisite power and authority to carry on its business as now conducted.

7.2	Authorization and Enforceability of Agreement.

The execution, delivery and performance by the XM Stockholder of this Agreement has been authorized by all necessary action on behalf of the XM Stockholder and the provisions of this Agreement are the legal, valid and binding obligations of the XM Stockholder, enforceable against the XM Stockholder, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, usury and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.3	Execution and Delivery of Agreement etc.

The execution and delivery by the XM Stockholder of this Agreement, the performance by the XM Stockholder of its obligations under this Agreement and the consummation by the XM Stockholder of the transactions contemplated hereby do not conflict with or result in any violation of or default under any provision of the constitutional documents of the XM Stockholder or any agreement or other instrument to which the XM Stockholder is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the XM Stockholder or its business or properties.

ARTICLE VIII

Representations and Warranties of the Management Stockholders

Each Management Stockholder hereby represents and warrants (severally and not jointly) to the Company and to the XM Stockholder, that:

8.1	Formation and Standing.

If an entity, it is duly formed and validly existing under the laws of Washington, D.C. (in the case of TelUS Communications) or Singapore (in the case of Yenura Pte. Ltd.) and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

8.2	Authorization and Enforceability of Agreement.

The execution, delivery and performance by such Management Stockholder of this Agreement has been authorized by all necessary action on behalf of such Management Stockholder (where applicable) and the provisions of this Agreement are the legal, valid and binding obligations of such Management Stockholder, enforceable against it or him, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, usury and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.3	Execution and Delivery of Agreement etc.

The execution and delivery by such Management Stockholder of this Agreement, the performance by such Management Stockholder of his or its obligations under this Agreement and the consummation by such Management Stockholder of the transactions contemplated hereby do not conflict with or result in any violation of or default under any provision of the constitutional documents of such Management Stockholder (if applicable) or any agreement or other instrument to which such Management Stockholder is a party or by which it or he or any of its or his properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to such Management Stockholder or its or his business or properties.

ARTICLE IX

General Provisions

9.1	Governing Law.

This Agreement shall be governed by the laws of the State of Delaware, as applicable to contracts executed in and to be performed entirely within the State of Delaware.

9.2	Jurisdiction.

Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.3	No Third Party Beneficiaries.

No third party may rely upon this Agreement for any purpose and no such party shall be a beneficiary of, or develop rights or entitlements on account of, this Agreement or any of the terms set forth herein.

9.4	Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement

9.5	Public Announcements.

The parties and their respective Affiliates will reasonably cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby; provided, however, that nothing in this Section 9.5 shall in any way limit the right of any party (or any Affiliate) to make any public announcements or any filings that may be required by applicable law or regulation or by the rules of any stock exchange or automated quotation system on which the securities of any party or any Affiliate of any party may be listed or authorized for quotation.

9.6	Entire Agreement.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matter.

9.7	Amendment.

This Agreement (including any provision hereof) may only be amended or waived by a written instrument executed by each of the parties hereto.

9.8	Successors.

None of the parties hereto may assign their rights or obligations hereunder to any other Person without the express written consent of: (i) the Management Stockholders in the case of a proposed assignment by the XM Stockholder and (ii) the XM Stockholder in the case of a proposed assignment by a Management Stockholder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and permitted successors and assigns. Nothing in this Section 9.8 shall be read as limiting the right of any party to sell any shares of Common Stock of the Company owned (whether now or hereafter) by such party.

9.9	Invalidity of Provisions.

In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

9.10	Notices.

Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(a)	if to a Management Stockholder to its address or facsimile number set forth on Annex 1, with copies (for informational purposes only) as indicated thereon.

(b)	if to the XM Stockholder at its address or facsimile number set forth on Annex 1, with copies (for informational purposes only) as indicated thereon.

(c)	if to the Company to:

WorldSpace, Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Facsimile: (202) 969-6560

Attention: Donald J. Frickel, Esq.

with a copy (for informational purposes only) to:

Coudert Brothers LLP

1114 Avenue of the Americas

New York, New York 10036-7703

Facsimile: (212) 626-4120

Attention: Jeffrey E. Cohen, Esq.

Each party shall provide at least five days’ prior written notice to the other party of any change in address or facsimile number. If a notice provided for hereunder is delivered via facsimile, such notice shall be valid only if an original hard copy is delivered within 24 hours of the time such facsimile is delivered. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

9.11	No Waiver.

The failure of any party hereto to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

9.12	Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13	Counterparts.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9.14 No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

WORLDSPACE, INC.

By:	/S/ DONALD J. FRICKEL
Name:	Donald J. Frickel
Title:	Executive Vice President

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

/S/ NOAH A. SAMARA
Name:	Noah A. Samara

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

TELUS COMMUNICATIONS

By:	/S/ NOAH A. SAMURA
Name:	Noah A. Samura
Title:	Director

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

YENURA PTE. LTD.

By:	/S/ NOAH A. SAMURA
Name:	Noah A. Samura
Title:	Managing Director

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

XM SATELLITE RADIO HOLDINGS INC.

By:	/S/ JOSEPH M. TITLEBAUM
Name:	Joseph M. Titlebaum
Title:	Executive Vice President, Secretary and General Counsel

ANNEX 1

STOCKHOLDERS PARTY TO THE AGREEMENT

Name and address	Copy (for informational purposes)
Noah A. Samara c\o WorldSpace, Inc. 2400 N Street, N.W. Washington, D.C. 20037 Fax No: (202) 969-6002	Donald J. Frickel, Esq. c\o WorldSpace, Inc. 2400 N Street, N.W. Washington, D.C. 20037 Facsimile: (202) 969-6560

TelUS Communications c\o WorldSpace, Inc. 2400 N Street, N.W. Washington, D.C. 20037 Fax No: (202) 969-6002	Noah A. Samara c\o WorldSpace, Inc. 2400 N Street, N.W. Washington, D.C. 20037 Fax No: (202) 969-6002

Yenura Pte. Ltd. c\o CitiLegal LLC 7 Temasek Boulevard #21-02 Suntec Tower One Singapore 038987 Fax No: (65) 338-6277	Noah A. Samara c\o WorldSpace, Inc. 2400 N Street, N.W. Washington, D.C. 20037 Fax No: (202) 969-6002

XM Satellite Radio Holdings Inc. 1500 Eckington Place, NE Washington, D.C. 20002 Fax No: (202) 380-4534	Joseph M. Titlebaum, Esq. c\o 1500 Eckington Place, NE Washington, D.C. 20002 Fax No: (202) 380-4534